Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-147514 on Form S-11 of our report dated November 19, 2007 relating to the consolidated financial statements of Green Realty Trust, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Chicago, Illinois
December 28, 2007